Exhibit 10.84
Old Gettysburg Associates II
4720 Gettysburg Rd
Mechanicsburg, PA 17055
First Addendum to Lease Agreement
This First Addendum is made as of the 13th day of April, 2009, by and between Old Gettysburg Associates II, a (“Landlord”), and Select Medical Corporation a (“Tenant”).
BACKGROUND:
A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated August 10, 2005 pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 8,615 rentable square feet of space in the building located at 4720 Gettysburg Rd., Mechanicsburg, Pennsylvania. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.
B.	Landlord and Tenant now desire to amend the Lease as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:
Effective on May 1, 2009, the following terms contained in the Basic Lease shall be amended as follows:
1.	Tenant desires to return 1,204 square feet known as Suite 201B.

2.	Total area of the premises under this lease will be amended to 7,411 square feet remaining in Suite 103-104 and 202.

3.	Tenant’s proportionate share will be changed to 17.36% based on total square footage of building as 42,691 square feet.

4.	Monthly rental payment will be $13,234.81 until August 1, 2009 at which time it will increase 3% and continue to increase 3% annually on August 1 as stated in the original lease.

5.	Operating expenses will be prorated and invoiced before March 30, 2010.

All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.
IN WITNESS WHEREOF, Landlord and Tenant have caused this First Addendum to be duly executed.

Landlord: Old Gettysburg Associates II

WITNESS:		By:	/s/ John Ortenzio
John Ortenzio, President

		Date:	May 21, 2009

		Tenant:	Select Medical Corporation

ATTEST:	/s/ John F. Duggan	By:	/s/ Michael E. Tarvin

Michael E. Tarvin
(Print name)

Name:	John F. Duggan	Title:	Executive Vice President

		Date:	May 13, 2009